UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:  February 23, 2017
(Date of earliest event reported)

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SciClone Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	0-19825 (Commission File Number)	94-3116852 (IRS Employer Identification Number)
950 Tower Lane, Suite 900, Foster City, CA (Address of principal executive offices)		94404 (Zip Code)
(650) 358-3456 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Elimination

Following the expiration of the Rights Agreement, dated as of December 19, 2006, between SciClone Pharmaceuticals, Inc. (the “Company”) and Computershare Inc., as successor agent to Mellon Investor Services LLC, as rights agent (the “Rights Agreement”), on February 27, 2017, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware eliminating the Series D Preferred Stock reserved for use by the Rights Agreement.

The foregoing is a summary of the terms of the Certificate of Elimination.  The summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Amended and Restated Bylaws

On February 23, 2017, the Board of Directors (the “Board”) of the Company approved amendments to the Company’s Amended and Restated Bylaws (as amended and restated, the “Bylaws”) to implement procedures that would allow a stockholder or a group of up to 20 stockholders that has continuously owned for at least three years 3% or more of the Company’s common stock to nominate and include in the Company’s proxy materials for an annual meeting of stockholders up to the greater of two directors or 20% of the total number of directors serving on the Board, provided the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. The Bylaws also include changes to make other ministerial, clarifying and conforming changes. The Bylaws became effective as of February 23, 2017.

The foregoing description is qualified in its entirety by the full text of the Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Exhibit	Description
3.1	Certificate of Elimination of Series D Preferred Stock of SciClone Pharmaceuticals, Inc.
3.2	Amended and Restated Bylaws of SciClone Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2017	SCICLONE PHARMACEUTICALS, INC.

	By:	/s/ Wilson W. Cheung
Wilson W. Cheung
Chief Financial Officer and Senior Vice President, Finance